Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of Greenville Federal Financial Corporation on Form S-8 (File No. 333-139616) of our report dated September 17, 2007 on our audit of the consolidated financial statements of Greenville Federal Financial Corporation as of and for the year ended June 30, 2007, incorporated by reference in this Form 10-KSB of Greenville Federal Financial Corporation for the year ended June 30, 2007.
/s/ BKD, llp
Cincinnati, Ohio
September 24, 2007

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